Exhibit 5.1

May 15, 2024

Imunon, Inc.

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Ladies and Gentlemen:

We have acted as counsel to Imunon, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (such registration statement is herein referred to as the “Registration Statement”), of up to $75,000,000 of one or more of the following securities (collectively, the “Securities”), which the Company may issue from time to time under the Registration Statement: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which may include shares of Common Stock issuable upon the conversion or exercise of the other Securities included in the Registration Statement, (ii) shares of the Company’s preferred stock, par value $0.01 per share, to be issued in one or more series (the “Preferred Stock”), which may include shares of Preferred Stock issuable upon the conversion or exercise of the Debt Securities and Warrants (as defined herein) included in the Registration Statement, (iii) one or more series of debt securities of the Company (the “Debt Securities”), the terms of which will be determined by the board of directors of the Company prior to the issuance thereof, (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, the terms of which will be determined by the board of directors of the Company prior to the issuance thereof, (v) rights to subscribe for and to purchase Common Stock, Preferred Stock or other Securities included in the Registration Statement (the “Rights”), and (vi) units, consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants or Rights, securing the holder’s obligation to purchase the securities under the applicable stock unit agreement (the “Units”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and each issue of Warrants, Rights or Units, as the case may be: (i) the execution, delivery and performance by the Company of the Indenture and any supplemental indenture thereto and any warrant agreement, subscription agreement, and unit agreement, as applicable (collectively with the Indenture, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the forms and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; (ii) the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Security, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character and enforcement thereof; and (iii) the prospectus included in the Registration Statement will describe the Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby. We have also assumed that the Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents will be governed by and construed in accordance with the laws of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock or Preferred Stock, or of any other Securities which are exercisable or exchangeable for, or convertible into, Common Stock or Preferred Stock, the Company will have a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its certificate of incorporation. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that when, as and if:

(1)	With respect to the shares of Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize the issuance and sale of shares of Common Stock and fix or otherwise determine the consideration to be received for such shares and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained and (iv) the shares of Common Stock with consideration so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of such shares and the plan of distribution, then, upon the happening of such events, such shares of Common Stock (including any shares of Common Stock to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will be duly authorized and validly issued and will be fully paid and non-assessable.

(2)	With respect to shares of Preferred Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, any series of Preferred Stock and to authorize the issuance and sale of shares of such series of Preferred Stock and fix or otherwise determine the consideration to be received for such shares and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, (iv) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed in accordance with applicable law and (v) the shares of Preferred Stock with terms so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of such shares and plan of distribution, then, upon the happening of such events, such shares of Preferred Stock (including any shares of Preferred Stock to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will be duly authorized and validly issued and will be fully paid and non-assessable.

(3)	With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) an indenture in the form of Exhibit 4.6 to the Registration Statement and any necessary indenture supplements have been duly executed and delivered on behalf of the Company and a trustee qualified to act under applicable law and such indenture has been qualified under the Trust Indenture Act of 1939, as amended, (iii) all necessary corporate action has been taken by the Company to authorize, execute and deliver the applicable indenture and any necessary indenture supplement and to authorize the form, terms, execution and delivery of any Debt Securities, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, (v) any shares of Common Stock or Preferred Stock issuable upon the conversion of such Debt Securities, as applicable, have been duly and validly authorized and reserved for issuance and sale and (vi) such Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the applicable indenture, or any applicable indenture supplement, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of the Debt Securities and plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4)	With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for such Warrants and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon the exercise of such Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale and (v) such Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable warrant agreement, in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of such shares and plan of distribution, then, upon the happening of such events, such Warrants (including any Warrants to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5)	With respect to the Rights: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a subscription agreement or subscription rights certificate and to authorize the form, terms, execution and delivery of the Rights and to fix or otherwise determine the consideration to be received for the Rights and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock, as applicable, have been duly and validly authorized and, reserved for issuance and sale; and (v) any necessary subscription agreement or subscription rights certificate has been duly authorized, executed by the Company and the rights agent, and the Rights have been duly executed and delivered by the Company against payment therefor in accordance with any applicable subscription agreement or subscription rights certificate, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Rights and the plan of distribution, then, upon the happening of such events, the Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(6)	With respect to the Units: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and to fix or otherwise determine the consideration to be received for the Units and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities or other securities to be issued pursuant to such Units, have been duly and validly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) any necessary unit agreement has been duly authorized, executed and delivered by the Company and any other party thereto, and the Units have been duly executed and delivered by the Company against payment therefor in accordance with any applicable unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bar of the State of Massachusetts and the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York, the Delaware General Corporation Law, and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus relating to the offer and sale of the Securities constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP